Contact:
Patriot National Bank
900 Bedford Street
Stamford, CT 06901
Charles F. Howell
President and CEO
Robert F. O’Connell
SEVP & CFO
(203) 324-7500

FOR IMMEDIATE RELEASE

PATRIOT NATIONAL BANCORP, INC. ANNOUNCES ITS QUARTERLY DIVIDEND

Stamford, CT, MARCH 16, 2006. Patriot National Bancorp, Inc. (NASDAQ Small Cap "PNBK"), the parent of Patriot National Bank, announced that it has declared a quarterly dividend on its Common Stock.

The dividend, in the amount of $0.04 per share, will be payable on April 18, 2006 to shareholders of record as of the close of business on April 4, 2006.